UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 31, 2006

PRECIS, INC.

(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2040 North Highway 360
Grand Prairie, Texas 75050

(Address of principal executive offices)

(866) 578-1665

(Issuer’s telephone number)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRECIS, INC.

Form 8-K

Current Report

Table of Contents

Item 3.02	Unregistered Sales of Equity Securities

Item 9.01	Financial Statements and Exhibits

Signature

ITEM 3.02	Unregistered Sales of Equity Securities

Precis, Inc. (the “Company” or the “Registrant”) issued 308,494 shares of its Common Stock to National Center for Employment of the Disabled, Inc. (“NCED”), on January 31, 2006.  The issuance was additional consideration paid to NCED for the Company’s purchase of Access HealthSource, Inc. and other entities on June 18, 2004, and was made pursuant to the Asset Purchase Agreement among the Company, NCED, and others on that date (the “Purchase Agreement”).  The shares are unregistered securities.  However, the Company has an obligation to register the shares pursuant to a Registration Rights Agreement between the Company and NCED entered into in connection with the Purchase Agreement.  The shares were issued without payment of any sales or placement commissions or other remuneration and were issued pursuant to the registration exemptions under Section 4(b) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The cumulative number of shares issued to NCED pursuant to the Purchase Agreement is 2,145,483.

ITEM 9.01	Financial Statements and Exhibits

Exhibit 2.1

Stock Purchase Agreement dated June 18, 2004, by and among Precis, Inc., Precis-Access Acquisition Corporation, National Center for the Employment of the Disabled, Access HealthSource, Inc., Access HealthSource Administrators, Inc., Access Administrators, Inc., and Advantage Care Network, Inc, incorporated by reference to the Current Report on Form 8-K filed by the Company on June 18, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIS, INC.

	By:	/s/ Frank Apodaca

Frank Apodaca
President

Dated: February 2, 2006